Exhibit 99.1

Prelude Therapeutics Announces Pricing of $90.0 Million Underwritten Offering

WILMINGTON, Del. – (GLOBE NEWSWIRE) April 20, 2026 – Prelude Therapeutics Incorporated (Nasdaq: PRLD) (“Prelude” or the “Company”), a clinical-stage precision oncology company, today announced the pricing of its underwritten offering of 18,018,014 shares of its voting common stock (the “Common Stock”) at a price of $4.44 per share, and, in lieu of Common Stock to investors who so chose, pre-funded warrants to purchase up to 2,252,252 shares of its Common Stock at a price of $4.4399 per pre-funded warrant, which represents the per share offering price for the Common Stock less the $0.0001 per share exercise price for each such pre-funded warrant. Before deducting the underwriting discounts and commissions and estimated offering expenses, the total gross proceeds to Prelude are approximately $90.0 million. The offering is expected to close on or about April 21, 2026, subject to the satisfaction of customary closing conditions.

The offering was led by new investor RA Capital Management with participation from Soleus Capital, as well as other new and existing healthcare dedicated investors.

Goldman Sachs & Co. LLC, Evercore ISI and Citizens Capital Markets are acting as the joint book-running managers for the offering.

The Company intends to use the net proceeds from the offering primarily for general corporate purposes, which may include funding research, preclinical and clinical development of its product candidates, increasing its working capital and capital expenditures.

A registration statement on Form S-3 relating to these securities was filed with the Securities and Exchange Commission (“SEC”) on May 30, 2024, and was declared effective by the SEC on June 10, 2024. A prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. These documents will be available on the SEC’s website at http://www.sec.gov. You can also obtain the prospectus supplement and accompanying prospectus by contacting Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at Prospectus-ny@ny.email.gs.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com; or Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, by telephone at (415) 835-8985, or by email at syndicate@jmpsecurities.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Prelude Therapeutics

Prelude is a leading clinical-stage precision oncology company developing innovative medicines in areas of high unmet need for cancer patients. Its pipeline features highly selective KAT6A degraders and JAK2V617F mutant selective inhibitors — new approaches to clinically validated targets with transformative potential for patients. Prelude is leveraging its expertise in targeted protein degradation to create and develop next generation degrader antibody conjugates (DACs) with novel payloads. Prelude is on a mission to extend the promise of precision medicine to every cancer patient in need.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the satisfaction of customary closing conditions relating to the offering and sale of securities, Prelude’s ability to complete the offering, the anticipated gross proceeds from the offering and the intended use of the proceeds from the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude’s ability to fund development activities and achieve development goals, Prelude’s ability to protect intellectual property, and other risks and uncertainties described under the heading “Risk Factors” in Prelude’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q and other documents that Prelude files from time to time with the SEC. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contact:

Robert A. Doody, Jr.

Senior Vice President, Investor Relations

Prelude Therapeutics Incorporated

484.639.7235

rdoody@preludetx.com